Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Stock Symbol: BFSB
August 17, 2011	Traded on NASDAQ
Capital Market

CONTACTS:
Gregg J. Wagner
President and Chief Executive Officer
(718) 855-8500

Investors Bancorp, Inc. to Acquire Brooklyn Federal Bancorp, Inc.

Short Hills, N.J. – (PR NEWSWIRE) – August 17, 2011 - Investors Bancorp, Inc. (NASDAQ: ISBC) and Brooklyn Federal Bancorp, Inc. (NASDAQ: BFSB) announced the signing of a definitive merger agreement under which Investors Bancorp, Inc. will acquire Brooklyn Federal Bancorp, Inc. for $0.80 per share or approximately $10.3 million in the aggregate. In addition, Investors Bancorp, Inc. entered into a separate agreement with a real estate investment fund to sell most of Brooklyn Federal Bancorp, Inc.’s commercial real estate loan portfolio immediately following the completion of the merger transactions discussed below.

The terms of the merger agreement specify that Brooklyn Federal Bancorp, Inc., BFS Bancorp, MHC and Brooklyn Federal Savings Bank, will merge with and into Investors Bancorp, Inc., Investors Bancorp, MHC and Investors Savings Bank, respectively. After the mergers, Brooklyn Federal Bancorp, Inc.’s shareholders, other than BFS Bancorp, MHC, will receive $0.80 in cash for each common share they held before the mergers resulting in a total cash payment of $2.9 million. Shares of such stock held by BFS Bancorp, MHC will be converted into common shares of Investors Bancorp, Inc. Depositors of Brooklyn Federal Savings Bank will become depositors of Investors Savings Bank, and will have the same rights and privileges in Investors Savings Bank, as if their accounts had been established in Investors Savings Bank on the date established at Brooklyn Federal Savings Bank.

The mergers have been approved by the boards of directors of each company and are expected to close in the fourth quarter of 2011, subject to customary closing conditions including regulatory approvals and approval by Brooklyn Federal Bancorp, Inc.’s shareholders and Brooklyn Bancorp, MHC’s members, as may be necessary under applicable regulatory guidance. Neither Investors Bancorp, Inc.’s shareholders, nor Investors Bancorp, MHC’s depositors are required to approve the mergers. Brooklyn Federal Bancorp, Inc. is the parent corporation of Brooklyn Federal Savings Bank, a federally chartered savings bank with $470 million in assets, $411 million in deposits and five full-service branches in Brooklyn and Long Island. The combined institution will have $10.7 billion in assets, $7.2 billion in deposits and 85 branches serving northern and central New Jersey and Brooklyn, Queens, and Long Island, New York. No branch consolidation is expected.

“We are pleased to announce the acquisition of Brooklyn Federal whose branch network will further enhance our expansion into New York,” said Kevin Cummings, President and CEO of Investors Bancorp, Inc. “We are committed to providing Brooklyn Federal’s customers with the same high level of service to which they have become accustomed.” Gregg Wagner, President and CEO of Brooklyn Federal Bancorp, Inc. commented, “The merger with Investors will allow us to maintain, expand and enhance services and products for our customers. In addition, the expanded branch network will benefit the customers of both institutions.”

Investors Bancorp, Inc. anticipates the transaction will be accretive to EPS in 2012, excluding one-time costs, and will result in 0.5% dilution to estimated fully-converted tangible book value at closing. In addition, Investors Bancorp, Inc. estimates that the transaction will result in an internal rate of return in excess of 20%. RBC Capital Markets, LLC acted as financial advisor to Investors Bancorp, Inc. and Luse Gorman Pomerenk & Schick, P.C. acted as its legal advisor. Sandler O'Neill + Partners, L.P. acted as financial advisor to Brooklyn Federal Bancorp, Inc. and Paul Hastings LLP acted as its legal advisor.

Conference Call

Investors Bancorp, Inc. will hold a conference call regarding this announcement on Wednesday, August 17, at 10:30 a.m. eastern time. The toll-free dial-in number is: (877) 317-6789. A telephone replay will be available on August 17, 2011 from 1:00 p.m. (ET) through November 17, 2011, 9:00 a.m. (ET). The replay number is (877) 344-7529 password 10003307. The conference call will also be simultaneously webcast on Investors Bancorp, Inc.’s website www.isbnj.com and archived for one year.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and as of June 30, 2011 had eighty branch offices located throughout New Jersey and New York.

About Brooklyn Federal Bancorp, Inc.

Brooklyn Federal Bancorp, Inc. is the holding company for Brooklyn Federal Savings Bank. Brooklyn Federal Savings Bank is a federally chartered savings bank headquartered in Brooklyn, New York. Brooklyn Federal Savings Bank’s deposits are insured by the Federal Deposit Insurance Corporation. It operates five full-service offices, two located in Brooklyn, one in Nassau and two in Suffolk County, New York.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events, such as statements about the effect of the transactions on the EPS of Investors Bancorp, Inc. and the anticipated closing date of the mergers. Although it is believed that forward-looking statements are based upon reasonable assumptions, there can be no assurance that actual results, performance or achievements will not differ materially from any results expressed or implied by such forward-looking statements or that the mergers will close by the anticipated closing date. Such forward-looking statements are subject to risks and uncertainties, that could cause actual events or results to differ materially from those described in the forward-looking statements and include, but are not limited to, the risk that regulatory approval and Shareholder Approval will not be obtained and those risks described in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Brooklyn Federal Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2010, March 31, 2011 and June 30, 2011, and in the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Investors Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and other filings made by Brooklyn Federal Bancorp, Inc. and Investors Bancorp, Inc. with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which such statements are made. No obligation is being undertaken to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Additional Information

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which will be filed with the SEC as an exhibit to a Form 8-K to be filed by Brooklyn Federal Bancorp, Inc. on August 17, 2011. Investors are urged to read the merger agreement for a more complete understanding of the terms of the mergers.

This press release does not constitute a solicitation of any vote or approval. Brooklyn Federal Bancorp, Inc. will be filing with the SEC a proxy statement related to a special meeting of its shareholders and other relevant documents related to the approval by Brooklyn Federal Bancorp, Inc.’s common shareholders of the merger agreement and related transactions (“Shareholder Approval”). We urge investors to read this proxy statement and any other related documents to be filed with the SEC because they will contain important information.

Once available, these documents will be obtainable free of charge on the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by Brooklyn Federal Bancorp, Inc. will be available free of charge from Gregg J. Wagner, President and Chief Executive Officer of Brooklyn Federal Bancorp, Inc., at (718) 855-8500.

The directors, executive officers and certain other members of management and employees of Brooklyn Federal Bancorp, Inc. and Investors Bancorp, Inc. may be deemed to be “participants” in the solicitation of proxies for Shareholder Approval. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Shareholder Approval will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed by Brooklyn Federal Bancorp, Inc. with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You can find information about Brooklyn Federal Bancorp, Inc.’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended September 30, 2010 as filed with the SEC on June 27, 2011. Information about the directors and executive officers of Investors Bancorp, Inc. is set forth in the proxy statement related to its 2011 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 29, 2011.

SOURCE Brooklyn Federal Bancorp, Inc.